SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



Date of Report:  September 29, 1998
(Date of earliest event reported)



Commission     Registrant; State of Incorporation         IRS Employer
file number       Address; and Telephone Number         Identification No.
-----------    ----------------------------------       ------------------

  1-11337      WPS RESOURCES CORPORATION                    39-1775292
               (A Wisconsin Corporation)
               700 North Adams Street
               P. O. Box 19001
               Green Bay, WI 54307-9001
               920-433-1466

  1-3016       WISCONSIN PUBLIC SERVICE CORPORATION         39-0715160
               (A Wisconsin Corporation)
               700 North Adams Street
               P. O. Box 19001
               Green Bay, WI 54307-9001
               920-433-1466

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Item 5.   Other Events
------    ------------

     On September 29, 1998, WPS Resources Corporation ("WPSR") and
Upper Peninsula Energy Corporation ("UPEN") announced that they received authorization from the Securities and Exchange Commission ("SEC"), under the Public Utility Holding Company Act of 1935, as amended, to merge UPEN with and into WPSR. The merger became effective at the close of business on September 29, 1998. Upper Peninsula Power Company ("UPPCO"), UPEN's utility subsidiary headquartered in Houghton, Michigan, became a wholly owned subsidiary of WPSR.

     Holders of UPEN common stock received 0.90 shares of WPSR common stock for each share of UPEN common stock they owned at the effective time of the merger. The shares of WPSR common stock received by holders of UPEN common stock in the merger represent approximately 10% of the shares of WPSR common stock outstanding immediately after the effective time of the merger.

     On September 29, 1998, Wisconsin Public Service Corporation ("WPSC"), a utility subsidiary of WPSR, and Madison Gas & Electric Company ("MG&E") finalized an arrangement for WPSC to buy MG&E's share of the Kewaunee Nuclear Power Plant ("Kewaunee"). See Current Report on Form 8-K dated July 2, 1998 for previous discussion of this matter.

     The utilities agreed that the book value of MG&E's 17.8% share of Kewaunee could be credited against the purchase price of a planned 83-megawatt, natural gas-fired, combustion-turbine electric generating station near Marinette, Wisconsin, which WPSC had previously agreed to build for MG&E. If, for some reason, the Marinette station is not completed, the agreement calls for WPSC to pay for MG&E's share of Kewaunee with a combination of cash and notes.

     WPSC will also purchase MG&E's share of facilities attached to Kewaunee for cash and will grant to MG&E an option to purchase energy from WPSC for a period of two years following the date of the transfer of MG&E's interest in Kewaunee to WPSC. The amount of energy involved in the power purchase option is approximately equal to MG&E's current share of Kewaunee's output.

     MG&E has agreed to retain certain of its obligations related to Kewaunee that relate to the period of time that it has been an owner, and will transfer to WPSC decommissioning funds adequate to pay for its share of the estimated decommissioning costs of the plant. WPSC and Alliant Utilities - WP&L, the joint owners of the plant after the described change in ownership, will be responsible for the decommissioning of the plant.

     MG&E had previously made it known that it was not interested in maintaining its interest in Kewaunee if the $90 million steam generators would have to be replaced. In April 1998, the Public Service Commission of Wisconsin ordered the replacement of the generators and gave Kewaunee's current owners -- WPSC (41.2%), Alliant Utilities - WP&L (41%), and MG&E (17.8%) -- additional time to resolve ownership issues.

     This agreement will give WPSC 59% ownership in Kewaunee. The closing is contingent upon steam generator replacement and is scheduled to occur in the spring of 2000 when it is anticipated Kewaunee will be shut down for replacement of steam generators.

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                                 SIGNATURES
                                 ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WPS RESOURCES CORPORATION



                                   By:  /s/ Daniel P. Bittner
                                        ------------------------------------
                                            Daniel P. Bittner
                                            Vice President and
                                            Chief Financial Officer




Date:  October 6, 1998

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                                SIGNATURES
                                ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              WISCONSIN PUBLIC SERVICE CORPORATION



                         By:  /s/ Daniel P. Bittner
                              ----------------------------------------------
                                  Daniel P. Bittner
                                  Senior Vice President-Finance




Date:  October 6, 1998

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